UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2009

STRYKER CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	0-9165	38-1239739
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2825 Airview Boulevard, Kalamazoo, Michigan		49002
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code 269.385.2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Stryker Corporation (the Company) issued a press release on January 9, 2009 updating its expected 2008 results and 2009 outlook.  A copy of this press release is attached hereto as Exhibit 99.1.

In its press release, the Company made references to the following financial measures:  "constant currency," "adjusted diluted net earnings per share" and "adjusted diluted net earnings per share from continuing operations."  These financial measures are an alternative representation of the Company's past and potential future operational performance and do not replace the presentation of the Company's reported financial results under U.S. generally accepted accounting principles (GAAP).  The Company has provided these supplemental non-GAAP financial measures because they provide meaningful information regarding the Company's results on a consistent and comparable basis for the periods presented.  Management uses these non-GAAP financial measures for reviewing the operating results of its business segments, for analyzing potential future business trends in connection with its budget process and bases certain annual bonus plans on these non-GAAP financial measures.  In order to measure the Company's sales performance on a constant currency basis, it is necessary to remove the impact of changes in foreign currency exchange rates which affects the comparability and trend of sales.  Constant currency results are calculated by translating current year results at prior year average foreign currency exchange rates.  In order to measure the Company's earnings performance on a consistent and comparable basis, the Company excludes the restructuring charge to be recorded in the fourth quarter of 2008 and the intangible asset impairment charge recorded in the second quarter of 2007, both of which affect the comparability of operating results and the trend of earnings.  In addition, the Company believes investors will utilize this information to evaluate period-to-period results on a comparable basis and to better understand potential future operating results.  The Company encourages investors and other users of these financial statements to review its consolidated financial statements and other publicly filed reports in their entirety and not to rely solely on any single financial measure.

The reconciliation of projected reported diluted net earnings per share to adjusted diluted net earnings per share before the restructuring charge for the year ended December 31, 2008 is as follows:

Projected results:	Range
Reported diluted net earnings per share of common stock	$2.77	to	$2.79
Restructuring charge	$.05		$.05
Adjusted diluted net earnings per share of common stock	$2.82	to	$2.84
Weighted-average diluted shares outstanding (in millions)	413.6		413.6

The reconciliation of reported diluted net earnings per share from continuing operations to adjusted diluted net earnings per share from continuing operations before the intangible asset impairment for the year ended December 31, 2007 is as follows:

Reported diluted net earnings per share of common stock from continuing operations	$2.37
Intangible asset impairment	$.03
Adjusted diluted net earnings per share of common stock from continuing operations	$2.40
Weighted-average diluted shares outstanding (in millions)	417.2

The weighted-average diluted shares outstanding used in the calculation of these non-GAAP financial measures are the same as the weighted-average diluted shares outstanding used in the calculation of the reported per share amount.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits

99.1 Press release dated January 9, 2009

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION

(Registrant)

January 9, 2009                                                            /s/ TONY M. MCKINNEY

Date                                                                             Tony M. McKinney

Vice President, Chief Accounting Officer